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                                                                    Exhibit 10.6

                                February 4, 2004

Dear Wayland:

         As you are aware, the Company has announced an agreement to be acquired by Rent-A-Center, Inc. I personally want to thank you for your years of service and dedication to the Company. As contemplated by the agreement, your employment with the Company will end on the effective date of the acquisition by Rent-A-Center.

         In consideration of your continued employment through the effective date, Rainbow will continue to pay your health, medical and dental insurance premiums for twenty-four (24) months after your termination of employment. Further, you will continue to be furnished, at the Company's expense, the automobile currently leased to you for the same twenty-four (24) month period.

         I have been blessed to have been associated with you over the years. I pray for God's continued blessing on you and your family.

                                            Sincerely,

                                            /s/ Michael J. Viveiros
                                            ------------------------------------
                                            Michael J. Viveiros,
                                            President

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